Exhibit 99.3
News Release
Contact:
Trace Longo
Longo Communications
(949) 364-2821
INSIGHT IMAGING
ANNOUNCES CONSENSUAL RESTRUCTURING AGREEMENT WITH
MAJORITY NOTE HOLDERS
     LAKE FOREST, Calif. ... December 2, 2010 ... InSight Health Services Holdings Corp. (“Insight Imaging” or “the Company”) (OTCBB: ISGT) today announced it had reached an agreement in principle with holders of a significant majority in aggregate principal amount of its outstanding senior secured floating rate notes due 2011 (the “Notes”) regarding a restructuring of the Notes. Insight Imaging has entered into a restructuring support agreement (the “Support Agreement”) with such holders (the “Supporting Holders”), which contemplates restructuring the Notes through a jointly agreed plan of reorganization to be filed with the bankruptcy court (the “Court”). The terms of such pre-packaged plan are set forth in a term sheet made part of the Support Agreement, but may be amended or modified in accordance with the terms of the Support Agreement (a “Qualified Plan”). The terms of the Qualified Plan contemplate an exchange of all of the Notes for all of the common stock of the reorganized Company upon exit from bankruptcy, resulting in the elimination of 100% of the Notes from the Company’s balance sheet.
     The Support Agreement provides that the Supporting Holders will, among other things, vote to accept a Qualified Plan and support a debtor-in-possession financing facility (the “DIP Facility”). The Company is currently in discussions with Bank of America, N.A. (“Bank of America”), the administrative agent under its current revolving credit facility, regarding the DIP Facility. The Support Agreement will require Insight Imaging and certain of its subsidiaries to file a Qualified Plan with the Court, obtain a confirmation order from the Court and effectuate the Qualified Plan within the time-frames set forth in the Support Agreement.
     Insight Imaging also announced that holders of greater than 75% of the principal amount outstanding of the Notes, the trustee under the indenture governing the Notes and the collateral agent under the security documents relating to the Notes have entered into an agreement to forbear from exercising their remedies under the Notes, the indenture and related security documents as a result of events of default arising from the November 1, 2010 interest nonpayment and the expiration of the applicable 30-day grace period. The forbearance period ends not earlier than December 10, 2010, by which time the Company expects to have filed a prepackaged plan of reorganization. Bank of America has also extended the forbearance period under the Company’s revolving credit facility, as amended, from December 1, 2010 to December 15, 2010.
     Kip Hallman, Insight Imaging’s President and CEO, stated, “This restructuring is being undertaken to eliminate more than $290 million of debt, substantially improving our cash and liquidity position. We intend to complete the reorganization as quickly as possible. In the meantime, we will continue to operate our business as usual to provide quality services to our customers and our patients. We look forward to emerging as a much stronger business, with a capital structure that will enable us to maximize the long-term value of the company.”
     The new securities issued pursuant to any plan of reorganization have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.
     This release does not constitute a solicitation of contents to or votes to accept any chapter 11 plan or an offer to purchase any securities or a solicitation of an offer to sell any securities. Any solicitation or offer will be made pursuant to a disclosure statement and applicable law.
About Insight Imaging
     Insight Imaging, headquartered in Lake Forest, California, is a provider of retail and wholesale diagnostic imaging services. Insight Imaging serves a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies, in over 30 states, including the following targeted regional markets: California, Arizona, Texas, New England, the Carolinas, Florida and the Mid-Atlantic states.
          For more information, please visit www.insighthealth.com.
Safe Harbor
     The foregoing contains forward-looking statements regarding Insight Imaging. They reflect Insight Imaging’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to Insight Imaging’s operations and business environment which may cause the actual results of Insight Imaging to be materially different from any future results, express or implied by such forward-looking statements. Insight Imaging intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward- looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the outcome of any bankruptcy proceedings, including whether or not the proposed plan is ultimately approved by the bankruptcy court and the final terms thereof; (ii) the potential adverse impact of any chapter 11 bankruptcy filing on Insight Imaging’s business, financial condition or results of operations; (iii) Insight Imaging’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted from time to time and to develop, prosecute and confirm and consummate any plan of reorganization with respect to the chapter 11 proceedings and to consummate all of the transactions contemplated by any such plan of reorganization or upon which consummation of such plan may be conditioned; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the restructuring support agreement that Insight Imaging has entered into with certain of its noteholders; (v) Insight Imaging’s ability to successfully implement its core market strategy; (vi) overcapacity and competition in Insight Imaging’s markets; (vii) reductions, limitations and delays in reimbursement by third-party payors; (viii) contract renewals and financial stability of customers; (ix) changes in the nature of commercial health care insurance arrangements, so that individuals bear greater financial responsibility through high deductible plans, co-insurance and co-payments; (x) conditions within the healthcare environment; (xi) the potential for rapid and significant changes in technology and their effect on Insight Imaging’s operations; (xii) operating, legal, governmental and regulatory risks; (xiii) conditions within the capital markets, including liquidity and interest rates and (xiv) economic (including financial and employment market conditions), political and competitive forces affecting Insight Imaging’s business, and the country’s economic condition as whole.